Exhibit 10.1
                              EMPLOYMENT AGREEMENT
                              --------------------

         This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this twelfth (12th) day of April, 2004, ("Effective Date") by and between MR3 Systems, Inc., a Delaware corporation, ("EMPLOYER" or "COMPANY) located at 435 Brannan Street, Suite 200, San Francisco, California 94107, and William C. Tao, Ph.D. ("EMPLOYEE" or "EXECUTIVE") whose address is 3135 Villa Marbella Circle, Reno, Nevada 89509.

                                    RECITALS
                                    --------

         WHEREAS, EMPLOYER requires the services of a Chief Executive Officer ("CEO") and member of its Board of Directors ("Director") who will have responsibility for providing leadership and direction in the overall execution of EMPLOYER's business plan; and

         WHEREAS, EMPLOYEE warrants that he has the special skills, knowledge, abilities and experience required for the position of Chief Executive Officer and Director; and

         WHEREAS, EMPLOYER desires to employ EMPLOYEE as its Chief Executive Officer and Director subject to the terms and conditions of this Agreement; and

         WHEREAS, EMPLOYEE wishes to be employed by EMPLOYER to serve as its Chief Executive Officer and Director.

         NOW, THEREFORE, in consideration of the recitals, covenants, conditions and promises contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                              EMPLOYMENT AND DUTIES
                              ---------------------

1.1 Employment. EMPLOYER hereby engages EMPLOYEE to serve in the capacity of Chief Executive Officer and appoints EXECUTIVE as a member of the Board of Directors of EMPLOYER, subject to annual director ratification by COMPANY shareholders, and EMPLOYEE hereby accepts said employment and appointment on the terms and conditions set forth in this Agreement.

1.2 Duties. Those duties typically undertaken by a Chief Executive Officer of a public EMPLOYER similar to the EMPLOYER in (i) size, (ii) current stage of its development, and (iii) need to expand its operations, resources and manpower. Executive management responsibility for all areas of the EMPLOYER's business, working directly for the Board of Directors.

1.3 Hours. EMPLOYEE shall devote his full time (excluding periods of vacation or sick leave), attention and energies to the business of EMPLOYER and shall not, during the term of this Agreement, be engaged in any other full or part-time employment or other affiliation, which will keep him from fulfilling his duties to EMPLOYER hereunder. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be construed to prevent EMPLOYEE from (i) managing his and his family's personal passive investments and (ii) participating in charitable, civic, educational, professional, community or industry affairs or serving on the board of directors of

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         other companies (subject to the consent of the Board of Directors of the COMPANY), provided that these activities do not materially interfere with the performance of his duties hereunder or create a potential business conflict or the appearance thereof.

1.4 Representation and Warranty of EMPLOYEE. EMPLOYEE represents and warrants to EMPLOYER that performance of his duties will not violate any agreements with, or trade secrets of, any other person or entity.

                                   ARTICLE II
                                  COMPENSATION
                                  ------------

2.1     Base Salary.

         2.1.1 An annual salary equal to $108,000 per year, subject to a review by the Board of Directors, on or before 6 months subsequent to the Effective Date ("Initial Salary Review"), to consider a salary increase.

         2.1.2 After the Initial Salary Review, the EMPLOYEE's Base Salary shall be subject to annual review by the Board of Directors and may be increased, but not decreased, from time to time by the Board; provided, however, that in the event there is a reduction of compensation applicable to senior executives generally, nothing herein shall preclude the Board's ability to reduce the EXECUTIVE's Base Salary consistent with such reduction. No increase to Base Salary shall be used to offset or otherwise reduce any obligations of the COMPANY to the EMPLOYEE hereunder or otherwise.

         2.1.3 Said Base Salary shall be paid to EMPLOYEE semi-monthly in accordance with EMPLOYER's payroll practices. All Salary shall be subject to all appropriate and required payroll deductions.

2.2 Stock Options and Warrants. EMPLOYER grants to EMPLOYEE 5-year Stock Options and Warrants, commencing as of the Effective Date, to purchase the Common Stock of EMPLOYER ("Options" and "Warrants") at an exercise price of $0.32 per share, vesting as follows:

         2.2.1 Warrants equal to 1,500,000 Shares shall immediately vest upon the execution of this Agreement, with an additional 3,500,016 Warrants to vest at the rate of 145,834 Shares per month for the first 24 months of Term of this Agreement.

2.3 Bonus. The EXECUTIVE will be working with the Board of Directors of the COMPANY to develop a bonus plan for the COMPANY. If the COMPANY decides in its sole and absolute discretion to adopt any bonus plan or other incentive compensation plan or program after the Effective Date, the EXECUTIVE shall be entitled to participate in such bonus plan and other incentive compensation plan and programs, subject to satisfying the applicable eligibility requirements, at a level commensurate with the EXECUTIVE's position.

2.4      Benefits. EMPLOYEE shall be entitled to the following fringe benefits:

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         2.4.1    Vacation. During the Employment Term, the EMPLOYEE shall be entitled to an annual paid vacation in accordance with the COMPANY's policy applicable to senior executives, but in no event less than four (4) weeks per calendar year (as prorated for partial years), which vacation may be taken at such times as the EMPLOYEE elects with due regard to the needs of the COMPANY. Such vacation shall accrue to the extent not used, from year to year, in accordance with the COMPANY's policies applicable to senior executives.

         2.4.2 Sick Days. EMPLOYEE shall be entitled to sick day benefits accorded employees as established by the EMPLOYER personnel policies.

         2.4.3 Federal and State Holidays. EMPLOYEE shall be paid for federal and state holidays in accordance with EMPLOYER'S holiday policy.

         2.4.4 Professional Association Dues, Subscriptions and Attendance at Professional Association Meetings. EMPLOYER will pay for professional association dues, subscriptions to professional periodicals and payment for attendance at professional association meetings as reasonably approved by the Board of Directors as part of its annual budgeting process.

         2.4.5 Additional Benefits. EMPLOYEE shall be entitled to such additional benefits, including medical, disability and death, and retirement benefits, bonuses or stock options in accordance with any of those types of benefit plans when and if adopted by EMPLOYER.

         2.4.6 Automobile and Air Flight Allowance. EMPLOYEE shall be entitled to an automobile allowance of $500 per month. He will also be entitled to an air flight allowance of $250/month, payable through December, 2004.

         2.4.7 Health Insurance. EMPLOYER shall pay EMPLOYEE's reasonable family health insurance premiums prior to EMPLOYER establishing its own group plan.

         2.4.8 Life Insurance. EMPLOYER shall purchase Term Life Insurance Policy of $2,000,000 for the EMPLOYEE, with the beneficiaries of the policy designated by the EMPLOYEE, provided that the annual premium for such Insurance shall not exceed $4000 per year.

                                   ARTICLE III
                              TERM AND TERMINATION
                              --------------------

3.1 Initial Term. The term of this Agreement ("Initial Term") shall commence on the Effective Date of this agreement ("Commencement Date"), and shall continue in effect until April 12, 2007, unless sooner terminated pursuant to the terms of this Agreement.

3.2 Automatic Renewal. Upon completion of the Initial Term, the Agreement shall continue from month to month until terminated or until the parties negotiate a new term.

3.3 Termination Without Cause. Neither party may terminate this Agreement, without cause, at any time during the Initial Term.

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3.4      Termination For Cause. Notwithstanding any provision in this Agreement to the contrary, EMPLOYER shall have the right to terminate this Agreement and EMPLOYEE's employment hereunder for "cause". In the event EMPLOYEE is terminated for "cause", termination shall be effective upon sixty (60) days subsequent to written notice by EMPLOYER. For purposes of this Agreement, "cause" shall be defined as:

         3.4.1    Conviction of EMPLOYEE of a felony.

         3.4.2 Conviction of EMPLOYEE of a misdemeanor of moral turpitude, which affects EMPLOYEE's ability to perform his duties under this Agreement.

         3.4.3 EMPLOYEE's refusal to work for a period of two (2) weeks for any reason other than authorized vacation days, sick days, holidays, attendance at conventions/conferences, or the death or disability of EMPLOYEE.

         3.4.4    Willful malfeasance or gross negligence of EMPLOYEE.

         3.4.5 Material refusal by EMPLOYEE to perform his duties, or his substantial neglect of the duties assigned to him, provided the refusal to follow a direction shall not be "cause" if the EMPLOYEE in good faith believes that such direction and the subsequent performance of his duties are not legal and promptly notifies the Board of Directors in writing of such belief.

         3.4.6    Disloyal, dishonest or illegal conduct by EMPLOYEE.

         3.4.7 Breach by EMPLOYEE of any other terms of this Agreement and his failure to cure said breach within ten (10) calendar days.

3.5 Effect of Termination For Cause. Notwithstanding any provision of this Agreement to the contrary, upon termination of this Agreement for "cause", EMPLOYER shall pay EMPLOYEE for all vacation time accrued but not used by EMPLOYEE prior to the Effective Date of Termination as required by applicable State laws and regulations. Notwithstanding any provision of this Agreement to the contrary, termination of EMPLOYEE's employment pursuant to Section 3.4 shall result in immediate termination of EMPLOYER's obligation to continue to pay for or provide any of the following: (i) Base Salary (except to the extent that said Salary has been earned and not yet paid) or (ii) Stock Options and Warrants (except to the extent that said Stock Options and Warrants have been earned but not yet issued).

3.6 Termination For Good Reason. Upon written notice by the EXECUTIVE to the COMPANY of a termination for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without the express written consent of the EXECUTIVE, the occurrence of any of the following events unless such events are fully corrected in all material respects by the COMPANY within thirty (30) days following written notification by the EXECUTIVE to the COMPANY that he intends to terminate his employment hereunder for one of the reasons set forth below:

         3.6.1 A material diminution or change ( except temporarily during any period of Disability) in the EXECUTIVE's positions, duties, responsibilities, authorities or titles or any assignment to the EXECUTIVE of duties or responsibilities not commensurate with the EXECUTIVE's position; and

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         3.6.2    A reduction by the COMPANY in the EXECUTIVE's Base Salary
                  provided in Section 2.1 hereof (other than a reduction permitted under Section 2.1.2 hereof); and

         3.6.3 A material breach by the COMPANY of any provisions of any agreement with the EXECUTIVE, including, but not limited to, this Agreement.

         3.6.4 Any change in control of the Company occurring without the written consent of EXECUTIVE. For purposes of this section 3.6.4, a change in control shall occur (i) when any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the COMPANY, any trustee or other fiduciary holding securities under any employee benefit plan of the COMPANY or any company owned, directly or indirectly, by the stockholders of the COMPANY in substantially the same proportions as their ownership of Common Stock of the COMPANY), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the COMPANY representing fifty percent (50%) or more of the combined voting power of the COMPANY's then outstanding securities in the election of directors; or (ii) when a majority of the Board of Directors of the Company are individuals not approved by the EXECUTIVE.

3.7 Effect of Termination For Good Reason. If the EXECUTIVE's employment with the COMPANY is terminated by the EXECUTIVE for Good Reason, the COMPANY shall pay or provide the EXECUTIVE with:

         3.7.1    All Accrued Benefits.

         3.7.2 A lump sum cash payment equal to one-and-one-half (1-1/2) times the EXECUTIVE's Base Salary in effect on the date immediately preceding the Termination.

         3.7.3 A lump sum cash payment equal to one-and-one-half (1-1/2) times the EXECUTIVE's highest annual bonus paid or payable to the EXECUTIVE at any time prior to the Termination.

         3.7.4 Full vesting and immediate authorization to exercise any outstanding Stock Options, Warrants, and other equity awards (and lapse of any forfeiture provisions) to the extent permitted under the Stock Option and Warrants plan or grant as outlined in Section 2.2.

         3.7.5 One-and-one-half (1-1/2) times the amount of the maximum COMPANY contribution or match (assuming maximum elective deferrals by the EXECUTIVE) to any defined contribution type plan in which the EXECUTIVE participates.

         3.7.6 Continued participation in all health or welfare plans which cover the EXECUTIVE (and eligible dependents), including, without limitation, medical, dental and disability coverage upon the same terms and conditions (except for the requirements of the EXECUTIVE's continued employment) in

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                  effect on the date of termination until
                  one-and-one-half(1/1/2) years after the date of termination; provided, however, to the extent that the EXECUTIVE incurs tax that the EXECUTIVE would not have incurred as an active employee as a result of the aforementioned coverage or the benefits provided thereunder, the EXECUTIVE shall receive from the COMPANY an additional payment so that the EXECUTIVE will have no additional cost for receiving such items or any additional payment.

         3.7.7 In the event the EXECUTIVE obtains other employment that offers substantially similar or improved benefits, as to any particular health or welfare plan, the continuation of coverage by the COMPANY for such similar or improved benefit under such plan under Section 2.4.7 and outlined in this
                  Section 3.7 shall immediately cease. To the extent such coverage cannot be provided under the COMPANY's health plans without jeopardizing the tax status of such plans, for underwriting reasons or because of the tax impact on the EXECUTIVE, the COMPANY shall pay the EXECUTUVE an amount such that the EXECUTIVE can purchase such benefits separately at no greater after tax cost to him than he would have had if the benefits were provided to him as an employee.

3.8 Treatment of Excise Tax Associated with COMPANY Payments to EXECUTIVE. In the event any payment that is either received by the EXECUTIVE or paid by the COMPANY on his behalf or any property, or any other benefit provided to him under this Agreement or under any other benefit and bonus plan, arrangement or agreement with the COMPANY or any other person whose payments or benefits are treated as contingent on a Change In Control or Change In Ownership of the COMPANY (or in the ownership of a substantial portion of the assets of the COMPANY) or any person affiliated with the COMPANY or such person (but only if such payment or other benefit is in connection with the EXECUTIVE's employment by the COMPANY) (collectively the "COMPANY Payments"), will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") and any similar tax that may hereafter be imposed by any taxing authority, the amounts of any COMPANY Payments shall be automatically reduced to an amount one dollar less than an amount that would subject the EXECUTIVE to the Excise Tax; provided, however, that the reduction shall occur only if the reduced COMPANY Payments received by the EXECUTIVE (after taking into account further reductions for applicable federal, state and local income, social security and other taxes) would be greater than the unreduced COMPANY Payments to be received by the EXECUTIVE minus (i) the Excise Tax payable with respect to such COMPANY Payments and (ii) all applicable federal, state and local income, social security and other taxes on such COMPANY Payments.

         3.8.1 For purposes of determining whether any of the COMPANY Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) the COMPANY Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the COMPANY's independent certified public accountants appointed prior to any Termination or tax counsel selected by such accountants or the COMPANY (the "Accountants"), such COMPANY Payments (in whole or in part) either do not constitute "parachute payments," represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of

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                  the Code in excess of the "base amount" or are otherwise not subject to the Excise Tax, and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code. In the event that the Accountants are serving as accountant or auditor for the individual, entity or group effecting the Change In Control, the EXECUTIVE may appoint another nationally recognized accounting firm to make the determinations hereunder (which accounting firm shall then be referred to as the "Accountants" hereunder). All determinations hereunder shall be made by the Accountants, which shall provide detailed supporting calculations both to the COMPANY and EXECUTIVE at such time as it is requested by the COMPANY or EXECUTIVE. If the Accountants determine that payments under this Agreement must be reduced pursuant to this Section, they shall furnish EXECUTIVE with a written opinion to such effect. The determination of the Accountants shall be binding upon the COMPANY and EXECUTIVE.

         3.8.2 For purposes of making the calculation hereunder, the EXECUTIVE shall be deemed to pay U.S. federal income taxes at the highest marginal rate of U.S. federal income taxation in the calendar year in which the COMPANY Payments are to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the EXECUTIVE's residence for the calendar year in which the COMPANY Payments are to be made, net of the maximum reduction in U.S. federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year.

         3.8.3 The COMPANY shall be responsible for all charges of the Accountant.

                                   ARTICLE IV
                               DISABILITY OR DEATH
                               -------------------

4.1 If EMPLOYEE shall at any time be incapacitated or prevented by illness, injury, accident or circumstances beyond his control ("incapacity") from discharging his duties pursuant to this Agreement for a total of 120 days or more in any 24 consecutive calendar months, EMPLOYER may then by notice in writing to EMPLOYEE given at any time so long as the incapacity shall continue after said 120 days: (i) discontinue payment in whole or in part of EMPLOYEE's base salary on and from such date as may be specified in the notice until the incapacity shall cease; or
         (ii) whether or not payment shall have already been discontinued as the foresaid, terminate this Agreement forthwith on such date as may be specified in the notice. Subject to the foregoing, EMPLOYEE's base salary shall, notwithstanding the incapacity, continue to be paid to EMPLOYEE in accordance with the provisions with this Agreement with respect to the period of incapacity prior to such discontinuance or termination.

                                    ARTICLE V
                                    EXPENSES
                                    --------

5.1 EMPLOYEE shall be entitled to reimbursement for those ordinary and necessary expenses incurred in performance of his duties hereunder in accordance with EMPLOYER's standard policy for reimbursement of business expenses for its executives. Payment for any other expenses shall be subject to the prior written approval of the Board of Directors of EMPLOYER.

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                                   ARTICLE VI
                                 CONFIDENTIALITY
                                 ---------------

6.1 EMPLOYEE agrees to enter into the form of Confidentiality Agreement attached hereto as Exhibit A and made a part hereof.

                                   ARTICLE VII
                                 NON-COMPETITION
                                 ---------------

7.1 Competition with the COMPANY. Except as provided for in Section 7.2 hereof, until termination of his employment and for a period of 6 months commencing on the date of termination, the EMPLOYEE, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation partnership, association or other entity, will not compete with the EMPLOYER or any of its affiliates in the offer, sale or marketing of products or services that are competitive with the products or services offered by the EMPLOYER, within any metropolitan area in the United States or elsewhere in which the EMPLOYER is then engaged in the offer and sale of competitive products or services. Additionally, the foregoing shall not prevent EMPLOYEE from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the EMPLOYER's business (the "Prohibited Business"), if EMPLOYEE's employment is totally unrelated to the Prohibited Business.

7.2 Solicitation of Customers. During the periods in which the provisions of Section 7.1 shall be in effect, the EMPLOYEE, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the EMPLOYER, refer Prohibited Business from any customer to any enterprise or business other than the EMPLOYER or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the EMPLOYER. For purposes of this Section 7.2, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the EMPLOYER or any of its affiliates sold or provided goods or services during the 12-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer.

7.3 No Payment. The EMPLOYEE acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 7.

                                  ARTICLE VIII
                            SOLICITATION OF EMPLOYEES
                            -------------------------

8.1 EMPLOYEE agrees that during his employment and for a period of two years thereafter, he will not, directly or indirectly, individually or on behalf of another, solicit or induce EMPLOYER's employees, agents or consultants to terminate their relationship with EMPLOYER in order to accept employment, an agency or a consultancy with EMPLOYEE or another person or entity.

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                                   ARTICLE IX
                       CONFIDENTIAL INFORMATION OF OTHERS
                       ----------------------------------

9.1 EMPLOYEE warrants that he is not covered by any restrictive covenant with another EMPLOYER that would preclude him from performing his duties hereunder. EMPLOYEE agrees that in performing such duties for EMPLOYER, he will not use or otherwise divulge confidential or proprietary information, or trade secrets obtained from a former employer.

                                    ARTICLE X
                                     NOTICES
                                     -------

10.1 All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

               EMPLOYER and COMPANY:         435 Brannan Street, Suite 200
                                             San Francisco, CA  94107

               EMPLOYEE and EXECUTIVE:       3135 Villa Marbella Circle
                                             Reno, NV 89509

10.2 Notice shall be deemed given on the date it is delivered if delivered personally, and on the date of the return receipt if dispatched by certified or registered mail, return receipt requested. Any party may change the address to which to send notices by notifying the other party of such change of address in writing.

                                   ARTICLE XI
                                  SEVERABILITY
                                  ------------

11.1 Any terms or provisions of this Agreement, which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other term or provision herein and such remaining terms and provisions shall remain in full force and effect.

                                   ARTICLE XII
                      GOVERNING LAW AND DISPUTE RESOLUTION
                      ------------------------------------

12.1 The existence, validity and construction of this Agreement shall be governed by the laws of the State of California.

12.2 Dispute Resolution via Arbitration. Any dispute or controversy arising under or in connection with this Agreement, after failing to be settled through good faith discussion between the EMPLOYER and EMPLOYEE, shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in the State of California in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that (i) the EXECUTIVE shall be entitled to seek specific performance of his right to be paid until the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement; and (ii) the COMPANY shall

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         be entitled to seek specific performance as specified in Section 12 of this Agreement. The parties agree that they are entitled in any arbitration proceeding to the entry of an order, by a court of competent jurisdiction pursuant to an opinion of the arbitrator, for specific performance of any of the requirements of this Agreement.


                                  ARTICLE XIII
                                   ASSIGNMENT
                                   ----------

13.1 Neither party shall assign this Agreement without the prior written consent of the other. This Agreement shall be binding on the parties and their respective successors and assigns.


                                   ARTICLE XIV
                                     WAIVER
                                     ------

14.1 No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which is not expressly set forth in this Agreement.

                                   ARTICLE XV
                              CAPTION AND HEADINGS
                              --------------------

15.1 The captions and headings throughout this Agreement are for convenience of reference only and shall in no way be held or deemed to be a part of or affect the interpretation of this Agreement.

                                   ARTICLE XVI
                                 ATTORNEYS FEES
                                 --------------

16.1 In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding, is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award by the court of reasonable attorneys' fees, costs and expenses.

                                  ARTICLE XVII
                                   COOPERATION
                                   -----------

17.1 Both parties to this Agreement agree to use their best efforts to cooperate with one another in good faith.

                                  ARTICLE XVIII
                          NO THIRD PARTY BENEFICIARIES
                          ----------------------------

18.1 Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person, firm or corporation other than

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                                                           EMPLOYEE: /s/ WCT
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

         the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, as third party beneficiaries or otherwise, and all of the terms, covenants and conditions hereof shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

                                   ARTICLE XIX
                                ENTIRE AGREEMENT
                                ----------------

19.1 This Agreement states the entire contract between the parties with respect to the subject matter of this Agreement and supersedes any oral or written proposals, statements, discussions, negotiations, or other agreements before or contemporaneous to this Agreement. The parties acknowledge that they have not been induced to enter into this Agreement by any oral or written representations or statements not expressly contained in this Agreement. This Agreement may be modified only by mutual agreement of the parties provided that, before any modification shall be operative or valid, it be reduced to writing and signed by both parties.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on that day and year, set forth hereinabove.

                                           EMPLOYER and COMPANY
                                           --------------------

                                           MR3 SYSTEMS, INC.
                                           -----------------


                                           By: /s/ RANDALL S. REIS
                                               ---------------------------------
                                               Randall S. Reis, Chairman


                                           EMPLOYEE and EXECUTIVE
                                           ----------------------


                                           By: /s/ WILLIAM C. TAO, PH.D.
                                               --------------------------------
                                               William C. Tao, Ph.D.


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